EXHIBIT 10.4


                                                   CONTRACT NUMBER:  LNM980917MP


                               AMENDMENT NUMBER 1

                     TO THE PROFESSIONAL SERVICES AGREEMENT

                                     BETWEEN

                                KMC TELECOM INC.

                                       AND

                            LUCENT TECHNOLOGIES INC.


This is Amendment No. 1 (hereinafter "Amendment") to the Professional Services Agreement by and between KMC Telcom Inc., a Delaware corporation with offices 1545 Route 206, Suite 300, Bedminster, New Jersey 07921 (hereinafter "Customer") and Lucent Technologies Inc., a Delaware Corporation, acting through its Global Service Providers Group, with offices at 283 King George Road, Warren, New Jersey 07059 (hereinafter "Lucent").

WHEREAS, Customer and Lucent have entered into a Professional Services Agreement Number LNS970602JC dated September 4, 1997 (hereinafter "the Agreement"), setting forth the terms and conditions pursuant to which Lucent agreed to provide and Customer agreed to procure certain Professional Services as such Services are described therein; and

WHEREAS, Customer and Lucent wish to make certain modifications to that Agreement as set forth herein,

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  TERM OF AGREEMENT

The expiration date of the Professional Services Agreement shall be extended from July 22, 2000 to September 30, 2000.

2.  CHARGES

Charges for Services to be performed under this Amendment shall be as set forth in Appendix A, attached hereto and made part of this Amendment. Appendix A modifies the charges set forth in Appendix A, Section 2 of the Agreement. This Amendment and the charges specified in Appendix A shall be effective October 1, 1998.

3.  ENTIRE AGREEMENT

Except as specifically modified, amended or supplemented herein, all terms and conditions of the Agreement shall remain in full force and effect. The terms and conditions contained in this Amendment and those nonconflicting terms and conditions of the Agreement supercede all prior oral and written understandings between the parties and shall constitute the entire agreement between the parties with respect to the subject matter herein. This Amendment shall not be modified or amended except by a writing signed by an authorized representative of both parties.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representative on the date (s) indicated.


KMC TELECOM INC.                                LUCENT TECHNOLOGIES INC.

By: /S/MICHAEL STERNBERG                        By: /S/ W.H. PITTMAN
    --------------------                            ----------------

Name: MICHAEL STERNBERG                         Name: W.H. PITTMAN
      -----------------                               ------------

Title: PRESIDENT                                Title: DIRECTOR-NATIONAL ACCOUNT
       ---------                                       -------------------------

Date: OCTOBER 1, 1998                           Date: OCTOBER 20, 1998
      ---------------                                 ----------------

                                   APPENDIX A

                                     CHARGES


                      ANNUAL        GATEWAY
SERVICES LEVELS       PRICE         ELEMENTS      5ESS       SLC       SM      DACS II    DACS IV
---------------       -----         --------      ----       ---       --      ---- --    ---- --

Very Small            $163,000      up to 15        1      up to 8      1         1          1
Small                 $198,000      16 to 25        1      up to l5     1         1          1
Medium                $245,000      26 to 35        1      up to 20     2         1          1
Large                 $320,000      36 to 50        1      up to 25     3         1          1
Very Large            $390,000                      1


The Annual prices listed above are based on the following:

     1. Traffic Management, Capacity Management and Network Management are included in the Annual Price.

     2. The Annual Price is based on 5ESS(R) -2000 Very Compact Digital Exchange ("VCDX") as configured above with the associated Lucent equipment/components.

     3. For the annual period beginning October 1, 1998 through September 30, 1999, Customer will be charged at the Very Small Service Level ($163,000) for all Customer cities with a 5ESS/VCDX. Thereafter, the parties agree to meet sixty (60) days prior to the end of the annual period (September 30) to determine the annual price for the next annual period. The annual price charged may change, for any Customer city, if any two (2) of the components listed above change during the preceding annual period.

     4. Lucent agrees to provide a monthly report based on the number of system components and type of service being utilized at each of the Customer's 5ESS/VCDX locations. Historical data can be used to determine if a new Customer 5ESS/VCDX location should begin at the Small Service Level instead of the Very Small Service Level based on the period of time it took for a Customer's 5ESS/VCDX Location to reach its Service Level Capacity in a similar size city.

     5. System Integration Services (Turnover/Cutover) are not included in the price quoted above, but such Services are available at a price of one hundred thousand dollars ($100,000) per small 5ESS/VCDX switch site.

PROVISIONING/TRANSLATIONS AND CUSTOMER CARE:

Provisioning/Translations and Customer Care Services maybe purchased on as needed basis at the following prices:

     1. 1500 hour block at a price of one hundred twenty-one thousand and five hundred dollars ($121,500) per 1500 hour block, or

     2. after the completion of ten (10) 1500 hour blocks, or the beginning in the tenth (10th) month of the annual period, such service may be purchased at a price of eighty-one dollars ($81) per hour as incurred. There will be a minimum one (1) hour charge.